Exhibit 99.1

Denver Downtown Hotel LLC
Embassy Suites Denver Downtown

Financial Report
For the Nine Months Ended September 30, 2015 and
Year Ended December 31, 2014

Contents
Independent Auditor's Report	1

Financial Statements
Balance sheets	2
Statements of operations	3
Statements of changes in member's equity	4
Statements of cash flows	5
Notes to financial statements	6-11

Independent Auditor's Report

To the Member
Denver Downtown Hotel LLC

Report on the Financial Statements
We have audited the accompanying financial statements of Denver Downtown Hotel LLC, which comprise the balance sheets as of September 30, 2015 and December 31, 2014 and the related statements of operations, changes in member’s equity and cash flows for the nine months ended September 30, 2015 and the year ended December 31, 2014, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Denver Downtown Hotel LLC as of September 30, 2015 and December 31, 2014, and the results of its operations and its cash flows for nine month period ended September 30, 2015 and the year ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/RSM US LLP

Chicago, Illinois
January 19, 2016

Denver Downtown Hotel LLC
Balance Sheets

	September 30, 2015	December 31, 2014
Assets
Investment in hotel property, net	$120,170,088	$123,739,752
Cash and cash equivalents	1,552,877	1,148,172
Restricted cash	1,961,848	1,226,666
Accounts receivable	671,722	429,066
Inventories	70,565	70,058
Deferred financing costs, net	1,667	144,627
Prepaid expenses and other assets	273,277	247,621

	$124,702,044	$127,005,962

Liabilities and Member's Equity
Mortgage payable	$71,500,000	$71,500,000
Accounts payable and accrued expenses	1,346,327	1,103,125
Advance deposits	223,923	232,018
Accrued property taxes	1,087,100	1,404,129
Other liabilities	326,277	487,077
Interest rate swap	-	202,256
	74,483,627	74,928,605

Member's equity	50,218,417	52,077,357

	$124,702,044	$127,005,962

See notes to financial statements.

Denver Downtown Hotel LLC
Statements of Operations

	Nine Months Ended September 30, 2015	Year Ended December 31, 2014
Revenue:
Rooms	$16,748,914	$21,246,675
Food and beverage	4,542,178	5,538,213
Other hotel income	1,500,114	1,657,587
	22,791,206	28,442,475

Expenses:
Rooms	3,010,448	4,250,833
Food and beverage	2,214,967	2,911,005
Other hotel expense	518,900	673,614
Administrative and general	1,360,869	1,805,198
Sales and marketing	1,196,764	1,696,906
Franchise fees	1,516,445	1,836,385
Property taxes, insurance and other	956,860	1,697,051
Utilities	580,802	799,279
Repairs and maintenance	487,918	567,747
Management fees	525,633	636,069
Depreciation	4,035,647	5,175,955
	16,405,253	22,050,042

Income from operations	6,385,953	6,392,433

Other (income) expenses:
Interest expense	1,931,573	2,667,744
Interest expense - amortization of deferred financing costs	147,960	247,934
Realized gain on interest rate swap agreements	(202,256)	-
Unrealized gain on interest rate swap agreements	-	(192,665)
	1,877,277	2,723,013

Net income	$4,508,676	$3,669,420

See notes to financial statements.

Denver Downtown Hotel LLC
Statements of Changes in Member's Equity

Balance, January 1, 2014	$57,597,396

Contributions	3,225,172

Distributions	(12,414,631)

Net income	3,669,420

Balance, December 31, 2014	52,077,357

Contributions	2,216,560

Distributions	(8,584,176)

Net income	4,508,676

Balance, September 30, 2015	$50,218,417

See notes to financial statements.

Denver Downtown Hotel LLC
Statements of Cash Flows

	Nine Months Ended September 30, 2015	Year Ended December 31, 2014
Cash Flows from Operating Activities
Net income	$4,508,676	$3,669,420
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	4,035,647	5,175,955
Amortization of deferred financing costs	147,960	247,934
Realized gain on interest rate swap	(202,256)
Unrealized gain on interest rate swap	-	(192,665)
Changes in:
Accounts receivable	(242,656)	(112,372)
Inventories	(507)	(18,870)
Prepaid expenses and other assets	(25,656)	(46,610)
Accounts payable and accrued expenses	243,202	252,428
Accrued property taxes	(317,029)	322,864
Advance deposits	(8,095)	108,918
Other liabilities	(160,800)	159,842
Net cash provided by operating activities	7,978,486	9,566,844
Cash Flows from Investing Activities
Additions to hotel operating property	(465,983)	(1,351,162)
Restricted cash	(735,182)	(244,756)
Net cash used in investing activities	(1,201,165)	(1,595,918)
Cash Flows from Financing Activities
Additions to deferred financing costs	(5,000)	-
Member capital contributions	2,216,560	3,225,172
Member capital distributions	(8,584,176)	(12,414,631)
Net cash used in financing activities	(6,372,616)	(9,189,459)

Increase (decrease) in cash and cash equivalents	404,705	(1,218,533)
Cash and cash equivalents:
Beginning of year	1,148,172	2,366,705
End of year	$1,552,877	$1,148,172
Supplemental Disclosure of Cash Flow Information
Interest paid	$1,965,475	$2,660,589

See notes to financial statements.

Denver Downtown Hotel LLC
Notes to Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies
Denver Downtown Hotel LLC (the Company), a Delaware limited liability company, was formed on June 7, 2012, for the purpose of acquiring and operating the Embassy Suites Denver Downtown Hotel (the Hotel), a 403 room full-service hotel located in Denver, Colorado with three food and beverage outlets, an indoor swimming pool, fitness center, business center and on-site parking.

At September 30, 2015 and December 31, 2014, the Company’s sole member is CHIEF II Holding Vehicle LLC (the sole member), a wholly owned subsidiary of a fund managed by Cornerstone Real Estate Advisors LLC. The Company will terminate upon sale or distribution of all the investment, all affairs of the Company have been completed and the certificate of formation has been cancelled in the manner required, as defined in the operating agreement. All profits, losses, distributions and contributions are allocated to the sole member.

On November 4, 2015, the Hotel was sold to an unaffiliated third party (Note 9).

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of estimates: The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company maintained cash balances in financial institutions that, from time to time, exceeded the Federal Deposit Insurance Corporation (FDIC) insured limit. The Company believes it is not exposed to any significant credit risk related to cash.

Restricted cash: Restricted cash consists of cash held in escrow reserves to be utilized for the payment of future capital improvements as well as funding payroll.

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales and other hotel income and (b) amounts earned but unbilled for the aforementioned services until guests check out of the hotel. Receivables are recorded at the Company’s respective estimate of the amounts that will ultimately be collected. On a periodic basis, accounts receivable balances are evaluated and an allowance for doubtful accounts is established, when deemed necessary, based on its history of past write offs, collections and current credit conditions. At September 30, 2015 and December 31, 2014, there was no allowance for doubtful accounts.

Inventories: Inventories consist of food, beverage, and supplies and are stated at the lower of cost or market.

Investment in hotel property and depreciation: Investment in hotel property including land, building and improvements, furniture, fixtures, and equipment and tenant improvements are stated at cost. Replacements and improvements are capitalized and recorded at cost, while repairs and maintenance are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 40 years for the building, 10 years for building improvements, 10 years for land improvements, 3 to 10 years for furniture, fixtures, and equipment and the lesser of the economic life or life of the lease for tenant improvements.

Denver Downtown Hotel LLC
Notes to Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Impairment of long-lived assets: The Company reviews long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated future cash flows expected to be generated by the asset. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment of the carrying value of long-lived assets was recognized for the period ended September 30, 2015 and year ended December 31, 2014.

Derivative instruments: The Company’s derivative instruments consist of an interest rate swap agreement. The Company measures derivative instruments at fair value and records them as assets or liabilities, depending on the rights or obligations under the applicable derivative contract. The Company does not qualify for hedge accounting under the relevant accounting guidance and as a result, changes in fair values are adjusted through earnings.

Deferred financing costs: Deferred finance fees are bank fees and other costs incurred in obtaining financing that are amortized over the term of the respective loan agreement using a method which approximates the effective interest method.

Fair value of financial instruments: The Company has financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at September 30, 2015 and December 31, 2014 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The carrying value of debt approximates fair value as the interest rate is based on market. The Company’s financial instruments also includes cash equivalents, accounts receivable, accounts payable and accrued liabilities, and are carried at cost which approximates fair value due to the short-term maturity of these instruments.

Advance deposits: Advances received for rooms, group reservations, banquets, food and beverage, and other property operations in advance of providing the related services are deferred. Related revenue is recognized when occupancy or the service is performed, or when an advance deposit is forfeited.

Revenue recognition: Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of individual and group room sales, food and beverage sales and other hotel revenues such as telephone and rental income.

Sales and marketing costs: All sales and marketing costs, including production cost of print, radio, television, and other advertisements are expensed, as incurred.

Presentation of sales tax: Sales tax is collected from all nonexempt customers and the Company remits the entire amount to the respective state tax jurisdiction upon collection from the customer. The accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.

Denver Downtown Hotel LLC
Notes to Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Fair value measurements: Fair value is based on exit price or the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes a hierarchy of inputs used in measuring fair value that maximizes the use of the observable inputs and minimizes the use of the unobservable inputs by requiring that the most observable input be used when available. Observable inputs are inputs that the market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is measured in three levels based on the reliability of inputs:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Hotel has the ability to access. Valuation adjustment and block discounts are not applied to Level 1 instruments.

Level 2 – Valuations based on quoted prices for similar assets or liabilities, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to the security.

Level 3 – Valuations derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques, and not based on market, exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market and significant professional judgment in determining the fair value assigned to such assets or liabilities.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment.

During 2012, the Company purchased an interest rate swap in order to hedge its interest rate exposure on the mortgage obtained in connection with the purchase of the property (Note 4). At December 31, 2014, the Company recognized a gain on interest rate swap of $192,665 to reflect the market value of $202,256. The interest rate swap terminated on July 19, 2015 and the remaining fair value of $202,256 was recognized as a gain for the nine months ended September 30, 2015. The interest rate swap is a Level 2 investment.

There were no significant transfers among Levels 1, 2 and 3 during the nine months ended September 30, 2015 and the year ended December 31, 2014.

Denver Downtown Hotel LLC
Notes to Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Income taxes: The Company has elected to be taxed as a limited liability company and as such does not pay income taxes on their taxable income. Instead, the Member is liable for income taxes that result from the taxable income of the Company. The Company is subject to the statutory requirements of the state in which they conduct business.

The Company evaluates tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority. For the nine months ended September 30, 2015 and the year ended December 31, 2014, management has determined that there are no material uncertain income tax positions.

Note 3.	Investment in Hotel Property
At September 30, 2015 and December 31, 2014, investment in hotel property consists of the following:

	September 30, 2015	December 31, 2014

Land	$8,757,355	$8,757,355
Buildings and improvements	115,465,921	115,307,773
Furniture, fixture and equipment	11,303,345	11,235,510
Tenant improvements	1,259,598	1,019,598
	136,786,219	136,320,236
Less accumulated depreciation	(16,616,131)	(12,580,484)
Investment in hotel property, net	$120,170,088	$123,739,752

Note 4.	Mortgage Note Payable
On July 19, 2012, the Company entered into a mortgage loan agreement with an aggregate principal balance of $71,500,000. The loan is interest-only and requires payment in full of the outstanding principal balance and accrued interest at the initial maturity date of July 20, 2015, subject to 2-one year extension options pursuant to the loan agreement. On July 20, 2015, the Company entered into a short-term extension agreement in order to extend the maturity date to October 20, 2015. On October 20, 2015, the Company entered into another short-term extension agreement in order to extend the maturity date to November 20, 2015.

The mortgage bears interest at 30-day London Interbank Offering Rate (LIBOR) plus 300 basis points and was collateralized by a mortgage on the Hotel. An interest rate swap was obtained on August 16, 2012 which locked in the rate at an effective interest rate of 3.68 percent (Note 2). At September 30, 2015 and December 31, 2014, the balance on the mortgage note payable was $71,500,000.

In connection with the sale of the property to an unrelated third party (Note 9), the outstanding balance of the mortgage loan was repaid in its entirety.

Denver Downtown Hotel LLC
Notes to Financial Statements

Note 5.	Management Agreement
The Company entered into an agreement with an affiliate of Sage Hospitality (Sage), to perform property management (the Sage Agreement) and other services for the Hotel. Commencing with the acquisition of the Hotel on July 17, 2012, the initial term of the Sage Agreement is through July 17, 2017 with one automatic renewal of successive terms of one year each unless the Company or Sage terminates the agreement pursuant to the Sage Agreement. Pursuant to the terms of the Sage Agreement, a base annual management fee of 2.5 percent of gross operating revenues of the Hotel, as defined in the Sage Agreement and an incentive fee as calculated per the terms of the Sage Agreement are required. For the nine months ended September 30, 2015 and the year ended December 31, 2014, the Company incurred $569,383 and $711,069, respectively, of base management fees. For the nine months ended September 30, 2015 and the year ended December 31, 2014, there were no incentive management fees incurred.

Additionally, as consideration for this completion of the Sage Agreement, Sage paid the Company $225,000 and this amount was initially recorded within other liabilities. According to the Sage Agreement, should this agreement be terminated prior to July 17, 2015, the Company would reimburse Sage for the amount in full. Accordingly the Company amortized this amount on a straight-line basis over a term of three years. For the nine months ended September 30, 2015 and the year ended December 31, 2014, amortization of this amount was $43,750 and $75,000 and is included as an offset to management fees within the accompanying statement of operations.

Note 6.	Franchise Agreement
The Company operates its hotel as an Embassy Suites pursuant to a franchise agreement with Embassy Suites Franchise, LLC for a twenty-year period beginning July 17, 2012. In accordance with the terms of the agreement, the Company is required to pay monthly program fees equal to 4 percent of gross room sales, plus a monthly royalty fee. For the period July 18, 2013 through July 17, 2014, the monthly royalty fee is calculated as 4 percent of gross room sales; for the period of July 17, 2014 to the end of the term, the monthly royalty fee is calculated as 5.5 percent of gross room sales. Should the Hotel reach and exceed certain benchmarks according to the agreement, there is the possibility for a 0.5 percent reduction once the program fee reaches the graduated scale of 5.5 percent of gross room sales. For the nine months ended September 30, 2015, the Hotel exceeded that benchmark and was eligible for the program fee reduction. Franchise fees incurred for the nine months ended September 30, 2015 and the year ended December 31, 2014 were $1,516,445 and $1,836,385, respectively.

Note 7.	Rental Revenue
The Company leases space to a restaurant within the Hotel under a noncancelable lease through 2024. Under these provisions, future minimum lease commitments are as follows as of September 30, 2015:

Year ending December 31:

2015 (3 months)	$37,275
2016	157,762
2017	160,918
2018	164,136
2019	167,417
Thereafter	872,834

$1,560,342

Denver Downtown Hotel LLC
Notes to Financial Statements

Note 7.	Rental Revenue (Continued)
The lease provides for annual rent that increases pursuant to the terms of the lease. For financial statement purposes, rental revenue is being recorded as earned as the straight-line adjustment as required by GAAP over the lease term is considered nominal at September 30, 2015 and December 31, 2014. In addition, the tenant is required to remit percentage rent equal to 5 percent of gross sales. Rental revenue and other income under this lease, including escalations and percentage rent as described above, amounted to approximately $327,000 and $170,000, respectively, for the nine months ended September 30, 2015 and the year ended December 31, 2014 and are included in other hotel income in the accompanying statements of operations.

Note 8.	Litigation
The Company may be involved from time to time in litigation arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

Note 9.	Subsequent Event
On September 16, 2015, the Company entered into an agreement to sell the Hotel to an unrelated third party for a purchase price of $170,000,000. The sale of the Hotel was completed on November 4, 2015. In connection with the sale, the acquirer paid off any existing amounts due under the mortgage note payable. Sage was retained to manage and operate the Hotel under a separate contract.

Subsequent events were evaluated for potential recognition and/or disclosures in the financial statements through January 19, 2016, the date the financial statements were available to be issued.